Exhibit 8.1

Jones Day

120, rue du Faubourg St. Honoré

75008 Paris

France

December 8, 2008

France Telecom

6 place d’Alleray

75015 Paris, France

Re: Registration Statement on Form F-3 Filed by France Telecom

Ladies and Gentleman:

We have acted as special French income tax counsel for France Telecom, a French société anonyme (the “Company”), in connection with the issuance and sale from time to time, on a delayed basis, by the Company of debt securities of the Company (the “Debt Securities”) in one or more series, as contemplated by the Registration Statement on Form F-3 as filed with the United States Securities and Exchange Commission, and to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion, including, without limitation, the Registration Statement and a draft of an indenture to be executed and delivered by the Company and Trustee (the “Indenture”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed, without independent investigation or verification of any kind, that all parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation or verification of any kind, the due authorization by all requisite action, corporate or other, and the valid execution and delivery, by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts material to this opinion which we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company. We have assumed that any draft of documents reviewed by us would have been executed in substantially the form reviewed by us. Our opinion is conditioned on the initial and continuing accuracy of all the facts, information, analyses, statements, representations and assumptions referred to herein.

Our opinion is based on the French Tax Code (Code général des impôts), administrative guidelines published by the French tax authorities including statements of practice (instructions) and rulings (rescrits), judicial decisions, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time, possibly with retroactive effect. A change in the authorities on which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the French tax authorities or, if challenged, by a court.

Based on the facts and assumptions and subject to the limitations set forth herein and in the Registration Statement, the statements of law or legal conclusions under the heading “Taxation–French Taxation” in the Registration Statement constitute the opinion of Jones Day as to the material French tax consequences of an investment in the Debt Securities issued (or deemed to be issued) outside of the French Republic for holders who are domiciled or resident for tax purposes outside of the French Republic and who do not act through a permanent establishment or fixed base therein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/  Jones Day